UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2019

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 31, 2019, Parker-Hannifin Corporation issued a press release and presented a Webcast announcing results of operations for the quarter ended September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report. A copy of the Webcast presentation is furnished as Exhibit 99.2 to this report.

Item 7.01 Regulation FD Disclosure
In the press release issued by the Company earlier today, the purchase price for the LORD Corporation acquisition contained an inadvertent transposition, listing a purchase price for LORD of $3.765 billion instead of $3.675 billion. The purchase price for the LORD acquisition is $3.675 billion. Exhibit 99.1 to this Current Report on Form 8-K contains the correct purchase price information.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1 Press release issued by Parker-Hannifin Corporation, dated October 31, 2019.

99.2 Webcast presentation by Parker-Hannifin Corporation, dated October 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
By: /s/ Catherine A. Suever
Catherine A. Suever
Executive Vice President - Finance &
Administration and Chief Financial Officer

Date:	October 31, 2019